Exhibit 99.1

Cerus Corporation Announces Third Quarter 2024 Financial Results

Third Quarter and First Nine-Month Product Revenue Increased 16% and 18%, respectively from Prior Year Periods

Raising Full-Year 2024 Total Product Revenue Guidance to the Range of $177 million to $179 million and INTERCEPT Fibrinogen Complex Revenue Guidance to a range of $9 to $10 million

CONCORD, CA, October 30, 2024 - Cerus Corporation (Nasdaq: CERS) today announced financial results for its third quarter and nine months ended September 30, 2024.

Total revenue for the three and nine months ended September 30, 2024 was comprised of (in thousands, except %):

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2024	2023	$	%	2024	2023	$	%
Product Revenue	$46,017	$39,772	$6,245	16%	$129,461	$109,599	$19,862	18%
Government Contract Revenue	4,639	7,479	(2,840)	-38%	15,109	23,856	(8,747)	-37%
Total Revenue	$50,656	$47,251	$3,405	7%	$144,570	$133,455	$11,115	8%

Recent highlights include:

•
Partnered with U.S. Biomedical Advanced Research and Development Authority (BARDA) for new, six-year contract with value up to $248 million designed to support advancement of INTERCEPT® Blood System for Red Blood Cells (RBCs) beyond U.S. Phase 3 studies through potential PMA licensure and into commercialization.
•
CE Mark review for INTERCEPT RBCs concluded without approval; assessing strategy for potential future regulatory submission in collaboration with Notified Body, TÜV-SÜD.
•
Further expanded U.S. manufacturing capacity for INTERCEPT Fibrinogen Complex (IFC) following receipt of three additional biologics license application (BLA) approvals by Cerus IFC production partners.
•
Multiple presentations across the INTERCEPT product portfolio at this month’s 2024 Association for Advancement of Blood & Biotherapies (AABB) Annual Meeting, including real-world case studies for IFC and clinical data from the U.S. Phase 3 ReCePI trial.
•
Submitted CE Mark dossier for LED illuminator in Europe to TÜV-SÜD.
•
Narrowed GAAP net loss attributable to Cerus Corporation to $2.9 million and generated positive non-GAAP adjusted EBITDA of $4.4 million for the third quarter.
•
Generated positive operating cash flows for the third straight quarter of 2024 bringing year-to-date positive operating cash flows to $6.4 million.

”Our performance, both commercially and financially, was very strong for the third quarter,” stated William “Obi” Greenman, Cerus’ president and chief executive officer. “In addition to the organic growth in our North American INTERCEPT platelet business, we are pleased to have secured meaningful additional U.S. manufacturing capacity for IFC with the new BLA approvals, which will allow us to address the growing demand for the product. As a result of our strong performance during the first three quarters coupled with our expectations for future growth in our business segments, we are raising our full year product revenue guidance and increasing the lower end of our IFC guidance. Beyond the top-line, we have also delivered on our bottom-line and cashflow targets for Q3. We believe we are on track to hit our full-year 2024 goals as the year wraps up.”

“With respect to our development pipeline, we are pleased to have submitted our LED illuminator regulatory filing in Europe in the third quarter,” continued Greenman. “This much-anticipated new technology platform will enable operational improvements alongside the dependability that our customers have grown to expect from the INTERCEPT System. As we reported earlier this month, our RBC program remains a key focus for us in both the U.S., with the new BARDA contract accelerating a number of initiatives, as well as in the EU, where we anticipate an enhanced regulatory submission that we expect will incorporate the ReCePI Phase 3 clinical data.”

Revenue

Product revenue during the third quarter of 2024 was $46.0 million, compared to $39.8 million during the prior year period. This year-over-year increase of 16% was driven primarily by growth in the Company’s platelets business, particularly in North America. Third-quarter product revenue included sales of IFC, which were $2.3 million, up from $1.7 million during the prior year period.

Third-quarter 2024 government contract revenue was $4.6 million, compared to $7.5 million during the prior year period. The Company’s government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for RBCs as well as efforts related to the development of next-generation pathogen reduction technology to treat whole blood and development of a lyophilized IFC. Reported government contract revenue during the third quarter of 2024 decreased versus the prior year period, primarily due to completion of the U.S. Phase 3 ReCePI clinical trial for INTERCEPT RBCs.

Product Gross Profit & Margin

Product gross profit for the third quarter of 2024 was $26.2 million, increasing by 20% over the prior year period. Product gross margin for the third quarter of 2024 improved to 56.9% compared to 54.9% for the prior year period. Absent any unanticipated factor, Cerus expects product gross margin levels to remain relatively consistent for the fourth quarter.

Operating Expenses

Total operating expenses for the third quarter of 2024 were $31.8 million, compared to $34.5 million for the same period of the prior year, reflecting a decrease of 8%. This decline resulted from decreases in R&D, partially offset by increases in selling, general and administrative (SG&A) expenses.

R&D expenses for the third quarter of 2024 were $14.0 million, compared to $16.8 million for the prior year period. The primary drivers for the decrease in R&D expenses were the completion of the Company’s ReCePI Phase 3 clinical trial during the first quarter of 2024 and the full impact of the previous year’s restructuring.

SG&A expenses for the third quarter of 2024 were $17.8 million, compared to $16.2 million for the prior year period. The primary driver for the increase in SG&A expenses was non-cash stock-based compensation. The Company continues to expect SG&A expenses will be relatively consistent for the balance of the year, driving increased leverage at these levels.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the third quarter of 2024 was $2.9 million, or $0.02 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $7.3 million, or $0.04 per basic and diluted share, for the third quarter of 2023. Net loss attributable to Cerus Corporation for the first nine months of 2024 was $18.4 million, compared to a net loss attributable to Cerus Corporation of $36.2 million for the first nine months of 2023.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the third quarter of 2024 was a positive $4.4 million, compared to a loss of $1.0 million for the third quarter of 2023. Non-GAAP adjusted EBITDA was a positive $2.5 million for the first nine months of 2024, compared to a loss of $15.5 million for the first nine months of 2023. The Company continues to focus on achieving non-GAAP adjusted EBITDA breakeven for the full-year 2024. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Flows

At September 30, 2024, the Company had cash and cash equivalents and short-term investments of $75.6 million, compared to $71.2 million at June 30, 2024, and $65.9 million at December 31, 2023.

As of September 30, 2024, the Company had $65.0 million outstanding on its term loan and $18.5 million drawn on its revolving credit facility. The Company’s revolving line of credit allows for an additional $16.5 million, which is dependent on eligible assets supporting the borrowing base.

For the third quarter of 2024, the Company generated positive cash flows of $4.1 million from operations compared to cash used in operations of $10.5 million during the prior year period. These improvements were in line with the Company’s expectations and will continue to be a focus area going forward.

Raising 2024 Product Revenue Guidance

The Company is raising its full-year 2024 product revenue guidance to a range of $177 million to $179 million from the prior range of $175 million to $178 million. Alongside this raise in guidance, the Company is raising the bottom end of its full-year 2024 IFC revenue guidance to a new range of $9 million to $10 million from $8 million to $10 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through November 20, 2024.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is in late-stage clinical development. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ 2024 annual product revenue guidance and its belief in its ability to achieve its full-year 2024 goals; Cerus’ expectation for full-year 2024 non-GAAP adjusted EBITDA breakeven; Cerus’ expectations with respect to product revenue gross margin levels in 2024; the potential value of and funding opportunity under the new BARDA agreement and Cerus’ expectations with respect to activities intended to be funded under the new BARDA agreement; the potential premarket approval (PMA) licensure of and commercialization of INTERCEPT RBCs; the potential for Cerus to submit an expanded new regulatory submission for the INTERCEPT RBC system in Europe; Cerus continuing to have access to $16.5 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2024 annual product revenue guidance or its full-year 2024 goals, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from new product offerings, including extended shelf life platelet processing sets, or its pipeline product candidates; risks associated with macroeconomic developments, including ongoing military conflicts in Ukraine and Israel and the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) any changes to the INTERCEPT platelet processing sets may require additional aging and stability data in order to satisfy regulators and maintain historical label claims; (c) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (d) the FDA could require additional clinical data not contemplated by the new BARDA agreement to support Cerus’ planned modular PMA submission for the INTERCEPT RBC system and that if additional clinical development is required, it will require funding that Cerus does not currently have, (e) Cerus’ planned modular PMA submission for INTERCEPT RBCs may not be accepted by the FDA for review in a timely manner or at all or, if accepted for review, may not be approved by the FDA in a timely manner or at all, (f) Cerus may be unable to address the issues that prevented CE mark approval for the INTERCEPT RBC system in a timely manner or at all, (g) Cerus may be unable to meet the applicable requirements for a new regulatory submission in Europe for INTERCEPT RBCs in a timely manner or at all, and that Cerus may otherwise determine to substantially delay or abandon its efforts to seek CE Mark approval of the INTERCEPT RBC system, and (h) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including INTERCEPT RBCs, and bring them to market in a timely manner or at all; the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under the new BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, such that the total actual value of the new BARDA agreement to Cerus may be substantially less than anticipated; unfavorable provisions in government contracts, including the risks that BARDA is entitled to terminate the new BARDA agreement at any time for its convenience and is not otherwise obligated to provide continued funding beyond current year amounts from Congressionally approved annual appropriations; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflicts in Ukraine and Israel, rising interest rates, inflation and the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus’ 2024 annual product revenue guidance and its expectations for 2024 non-GAAP adjusted EBITDA; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 30, 2024. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, (x) revenue and direct costs associated with our government contracts and (xi) restructuring charges. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Investors should note that Cerus has not provided a reconciliation of anticipated non-GAAP adjusted EBITDA for the year ending December 31, 2024 to projected GAAP net loss attributable to Cerus Corporation for the year ending December 31, 2024 because certain items such as share-based compensation that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably projected due to the significant impact of changes in Cerus’ stock price and other factors. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Jessica Hanover

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2024 vs. 2023	2024 v. 2023
Platelet Kit Growth
North America	18%	24%
International	1%	1%
Worldwide	13%	14%
Change in Calculated Number of Treatable Platelet Doses
North America	21%	28%
International	0%	3%
Worldwide	14%	19%

* Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

Cerus Corporation

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2024	2023	$	%	2024	2023	$	%
North America	$31,514	$25,983	$5,531	21%	$87,783	$67,077	$20,706	31%
Europe, Middle East and Africa	13,807	13,614	193	1%	40,246	41,175	(929)	-2%
Other	696	175	521	298%	1,432	1,347	85	6%
Total product revenue	$46,017	$39,772	$6,245	16%	$129,461	$109,599	$19,862	18%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Product revenue	$46,017	$39,772	$129,461	$109,599
Cost of product revenue	19,818	17,956	57,324	49,158
Gross profit on product revenue	26,199	21,816	72,137	60,441
Government contract revenue	4,639	7,479	15,109	23,856
Operating expenses:
Research and development	14,013	16,783	43,464	53,351
Selling, general and administrative	17,786	16,155	56,558	58,247
Restructuring	-	1,600	-	3,728
Total operating expenses	31,799	34,538	100,022	115,326
Loss from operations	(961)	(5,243)	(12,776)	(31,029)
Total non-operating expense, net	(1,897)	(1,965)	(5,529)	(4,976)
Loss before income taxes	(2,858)	(7,208)	(18,305)	(36,005)
Provision for income taxes	76	78	94	253
Net loss	(2,934)	(7,286)	(18,399)	(36,258)
Net loss attributable to noncontrolling interest	-	(19)	(2)	(97)
Net loss attributable to Cerus Corporation	$(2,934)	$(7,267)	$(18,397)	$(36,161)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.02)	$(0.04)	$(0.10)	$(0.20)
Weighted average shares outstanding:
Basic and diluted	185,424	180,938	184,170	179,950

Cerus Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$21,575	$11,647
Short-term investments	53,990	54,205
Accounts receivable, net	24,361	35,500
Current inventories	36,538	39,868
Prepaid and other current assets	4,148	3,221
Total current assets	140,612	144,441
Non-current assets:
Property and equipment, net	7,437	8,640
Operating lease right-of-use assets	8,936	10,713
Goodwill	1,316	1,316
Non-current inventories	14,811	19,501
Other assets and restricted cash	16,427	13,137
Total assets	$189,539	$197,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,743	$43,067
Debt – current	18,521	20,000
Operating lease liabilities – current	2,260	2,452
Deferred revenue – current	1,821	2,002
Total current liabilities	54,345	67,521
Non-current liabilities:
Debt – non-current	64,847	59,796
Operating lease liabilities – non-current	12,270	13,751
Other non-current liabilities	3,796	3,236
Total liabilities	135,258	144,304
Stockholders' equity:	53,489	52,650
Noncontrolling interest	792	794
Total liabilities and stockholders' equity	$189,539	$197,748

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Net loss attributable to Cerus Corporation	$(2,934)	$(7,267)	$(18,397)	$(36,161)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	-	(19)	(2)	(97)
Provision for income taxes	76	78	94	253
Total non-operating expense, net (i)	1,897	1,965	5,529	4,976
Loss from operations	(961)	(5,243)	(12,776)	(31,029)

Adjustments to loss from operations:
Operating depreciation and amortization	1,120	1,143	3,464	3,313
Government contract revenue (ii)	(4,639)	(7,479)	(15,109)	(23,856)
Direct expenses attributable to government contracts (iii)	3,038	4,991	9,513	16,800
Share-based compensation (iv)	5,830	3,979	17,363	15,368
Costs attributable to noncontrolling interest (v)	-	37	3	210
Restructuring(vi)	-	1,600	-	3,728
Non-GAAP adjusted EBITDA	$4,388	$(972)	$2,458	$(15,466)

i. Includes interest income/expense and foreign exchange gains/losses.

ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflected under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.

v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.

vi. Represents costs associated with the Company’s restructuring plan implemented in June 2023.